Exhibit 10.1

AMENDMENT NO. 17 TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 17 dated as of March 27, 2009 (the “Amendment”) to the Credit Agreement, dated as of June 30, 2004, by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION (formerly known as HSBC Bank USA) (collectively, the “Lenders”) and CITIBANK, N.A., as Administrative Agent for the Lenders (as same has been and may be further amended, restated, supplemented or otherwise modified, from time to time, the “Credit Agreement”).

RECITALS

The Co-Borrowers have requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement as set forth herein.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.

Amendment to Credit Agreement.

Section 1.1.            The following definitions in Section 1.01 of the Credit Agreement are each hereby amended in their entirety to provide as follows:

“Mortgages” shall mean, collectively, the (a) Mortgage and Security Agreement by Florida Pneumatic, with respect to the Jupiter Premises, (b) Mortgage and Security Agreement by Countrywide, with respect to the Tampa Premises, and (c) Mortgage and Security Agreement by Hy-Tech, with respect to the Cranberry Premises, each executed and delivered on March 27, 2009 by the applicable Co-Borrower in favor of the Administrative Agent for the benefit of the Lenders, as the same may hereafter be amended, restated, supplemented or otherwise modified, from time to time. The Mortgages shall secure all Obligations.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement and the Mortgages.

Section 1.2.            Section 6.14 of the Credit Agreement is deleted in its entirety.

Section 1.3.            The final un-numbered paragraph of Section 8.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“then, at any time thereafter during the continuance of any such event, the Administrative Agent may, and, upon the request of the Required Lenders, shall, take either or both of the following actions, at the same or different times (A) terminate the Commitments and declare (i) the Notes, both as to principal and interest, (ii) an amount equal to the Aggregate Letters of Credit Outstanding, and (iii) an amount equal to the Aggregate Banker’s Acceptances Outstanding, to be forthwith due and payable,  without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in Section 8.01 (e) and (f) shall have occurred, the Commitments shall automatically terminate and the Notes and an amount equal to the Aggregate Letters of Credit Outstanding and to the Aggregate Banker’s Acceptances Outstanding, shall be immediately due and payable; and (B) exercise any or all of the rights and remedies afforded to the Administrative Agent and the Lenders in the Security Documents, by the Uniform Commercial Code or otherwise possessed by the Administrative Agent and the Lenders and, realize upon, dispose of, or sell, all or any part of the collateral given by the Co-Borrowers and the Guarantors to the Administrative Agent and the Lenders, and the Lenders may apply the net proceeds of such realization, disposal or sale to the payment of any liabilities of the Co-Borrowers under the Notes or this Agreement as set forth in the Security Documents.  With respect to all Letters of Credit that shall not have matured or presentment for honor shall not have occurred, and with respect to Banker’s Acceptances the maturity date of which has not occurred, the amounts in respect thereof as described in the preceding sentence shall be deposited in an account under the sole domain and control of the Issuing Lender, as Cash Collateral for the obligation of the Co-Borrowers to reimburse the Issuing Lender in the event of any drawing or payment in respect thereof.”

Section 1.4.            Section 10.03 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

“The Co-Borrowers further agree to pay all title insurance premiums, recording and filing fees and charges and other expenses incurred by the Administrative Agent in connection with the recording of the Mortgages.”

ARTICLE II.

Conditions of Effectiveness.

Section 2.1.            This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of (a) this Amendment, duly executed by each Co-Borrower, (b) the Mortgages, each duly executed by the applicable Co-Borrower, (c) a title policy and a lender’s title insurance binder issued by an insurance company authorized to transact business in the State of New York and the state in which the applicable Premises is located and acceptable to the Administrative Agent naming the Administrative Agent as insured and insuring that the Mortgages create continuing, valid liens on each Premises, prior to all Liens (other than Permitted Liens), and each securing an amount and on terms and conditions satisfactory to the Required Lenders at such time, (d) a current legal description and updated survey of each Premises, certified to the Administrative Agent and the title company, (e) a certificate of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to the Mortgages, with respect to each Premises, each naming the Administrative Agent as mortgagee with respect to such insurance, and (f) an Officer’s Certificate, in form and substance satisfactory to the Administrative Agent, authorizing each of Florida Pneumatic, Countrywide and Hy-Tech to execute and deliver the Mortgages and documents to be delivered in connection therewith.

ARTICLE III.

Representations and Warranties; Effect on Credit Agreement.

Section 3.1.            Each Co-Borrower hereby represents and warrants as follows:

a.             This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

b.             Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

c.             No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

d.             No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

e.             All corporate and limited partnership action of each Co-Borrower appropriate and necessary, including, if necessary, resolutions of the Board of Directors of each of P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Pacific and WILP and resolutions of the general partner of Woodmark, to authorize the execution, delivery and performance of this Amendment, has been taken.

Section 3.2.            Effect on Credit Agreement and Loan Documents.

a.             Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b.             Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c.             Except as expressly provided  herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

d.             The other Loan Documents and all agreements, instruments and documents executed and delivered in connection with the Credit Agreement and any other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.

ARTICLE IV.

Miscellaneous.

Section 4.1.            This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.2.            Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 4.3.            This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:	Countrywide Hardware, Inc., its General
Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.
CONTINENTAL TOOL GROUP, INC.
HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr., the Vice President of each of the corporations named above

CITIBANK, N.A., as a Lender and as
Administrative Agent

By:	/s/ Stephen Kelly
Stephen Kelly, Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Alan Harris
Alan Harris, Vice President